SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) October 20, 1999

                            REINHOLD INDUSTRIES,INC.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
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(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281




                                      N/A
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events

On October 20, 1999, a Special Meeting of Stockholders of the Corporation was held to consider and vote on the following proposals:

         1. To consider and act upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock of the Corporation from 2,500,000 shares to 50,000,000 shares by (a) increasing the number of authorized shares of Class A New Common Stock, par value $.01 per share (the "Class A Common Stock" or "Common Stock") from 2,500,000 shares to 45,000,000 shares, and (b) authorizing a class of preferred stock, consisting of 5,000,000 authorized shares (the "Preferred Stock"), for which the Board of Directors will have authority to establish the rights and preferences of any series prior to the issuance of any such series and to issue such Preferred Stock in one or more series, without further approval of stockholders of the Company;

         2. To consider and act upon a proposal to amend the Company's Amended and Restated By-laws to increase the size of the Board of Directors to between three and ten directors, with the exact number to be determined from time to time by vote of a majority of the Board of Directors;

         3. To  consider  and act upon a  proposal  to  approve  and  ratify the
         Company's  Management  Agreement  with  Hammond,   Kennedy,  Whitney  &
         Company, Inc., a private equity firm;

         4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Results of the voting were as follows:


                                     For        Against    Abstain     Not Voted
                                ---------       --------   -------     ---------
Item 1.                         1,338,178         86,870     4,617         2,664
Item 2.                         1,352,663         72,710     4,292         2,664
Item 3.                         1,317,063        109,057     6,209             0


All proposals were approved by the stockholders. There were no further items of business discussed at the meeting.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                      REINHOLD INDUSTRIES, INC.
                                      (Registrant)




 Date: November 11, 1999                  By: /s/ Brett R. Meinsen
                                          Brett R. Meinsen
                                          Vice President -
                                          Finance & Administration